Exhibit 99.1

Petco Appoints Digital, Strategy Leader Iris Yen as Board Advisor and Observer

SAN DIEGO, Dec. 6, 2021 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), today announced the appointment of Iris Yen as an Advisor to its Board of Directors. As part of her appointment, Ms. Yen will also serve as a Board Observer, immediately providing high-caliber expertise in digital, brand building, retail and strategy, as well as an avenue of continuity as Petco seeks directors when seats become available in the future.

“Digital expertise and leadership are critical to Petco’s success as we continue enhancing and growing our differentiated omnichannel pet care ecosystem,” said Petco CEO and Chairman, Ron Coughlin. “Iris brings a deep and proven track record of driving impressive digital and e-commerce growth for iconic consumer brands. Her background and leadership are perfect complements to the existing digital, retail, and transformational experience of our existing board members. We’re so pleased to welcome her to the Petco family.”

Ms. Yen currently serves at NIKE, Inc. as Vice President, Global Nike Direct Digital Commerce. In this role, she oversees Nike’s digital portfolio around the world, which includes platforms such as Nike App, SNKRS, Nike Run Club, Nike Training Club and Nike Membership. She is focused on creating new value for Nike and its consumers by crafting engaging experiences and digital capabilities that drive affinity for Nike while encouraging people to participate in and share their passion for sport. Previously, Ms. Yen served as the Vice President of Greater China Nike Direct Digital Commerce, achieving 50% annual growth and profit expansion through the launch of Nike App, Livestreaming, and Tmall and WeChat partner expansion programs. She joined Nike in 2016 as Global Vice President of Strategy, where she led the enterprise strategy to accelerate Nike’s consumer direct offense through innovation, speed, and creating direct-to-consumer connections. Ms. Yen joined Nike from Gap Inc., where she held multiple leadership roles, including serving as Gap’s Vice President of Corporate Strategy. Ms. Yen has also served on the Nike Foundation’s Board and Gap’s Political Action Committee, acted as the executive sponsor of Nike’s and Gap’s Asian-American networks, and is a Stanford Women on Boards member.

“I am thrilled to partner with Ron and the Board to support the advancement of Petco’s brand and industry-leading omnichannel experiences for their growing customer base,” said Ms. Yen. “I look forward to being part of the company’s mission to improve the lives of pets, pet parents and its own Petco partners.”

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About Petco, The Health + Wellness Co.

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of more than 150 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that Petco identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:

Kristy Moser,

Kristine.moser@petco.com

Media Contact:

Ventura Olvera

ventura.olvera@petco.com